SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  -------------

                                    Form 8-K
                                 Current Report

                       Pursuant to Section 13 or 15(d) of
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)                December 4, 1998

                         Commission file number 0-17981

                             Alchemy Holdings, Inc.
             (Exact Name of Registrant as specified in its charter)

         Florida                                              59-1886450
(State of Incorporation)                                (IRS Identification No.)

                             3025 N.E., 188th Street
                             Aventura, Florida 33180
                                  305/931-4564
         (Registrant's Address, including ZIP Code and telephone number)

Item 4.  Changes in Registrant's Certifying Accountant.

a) On December 4, 1998, Jere J. Lane, CPA, the Company's principal independent auditor for the previous two fiscal years ended September 30, 1997 and 1996, resigned as auditor in order to provide certain accounting and consulting services to the Company.

b) On February 10, 1999, the Company's Board of Directors approved the engagement of Callaghan Nawrocki LLP to serve as independent auditors for the fiscal year ending September 30, 1998. Further, on that same date, Callaghan Nawrocki LLP entered into an agreement with the Company to provide such independent auditor services.

c) The report of Jere J. Lane, CPA, on the Company's financial statements for the fiscal years ending September 30, 1997 and 1996 did not contain an adverse opinion or disclaimer and was not qualified as to audit scope or accounting principles but was modified due to uncertainty regarding the Company's ability to continue as a going concern.

d) During the three most recent fiscal years and for the interim period through Mr. Lane's resignation, there were no disagreements, whether or not resolved, with such principal accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to the former accountant's satisfaction, would have caused him to make reference to the subject matter thereof in connection with his report.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

         (a)  None.
         (b)  None
         (c)  Exhibits:

    EXHIBIT                             DESCRIPTION
    NUMBER

     16.1           Letter of Jere J. Lane,  dated  March 4, 1999,  pursuant  to
                    Item 304 of Regulation S-B.

                                    SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                    Alchemy Holdings, Inc.
                                                    (Registrant)


                                           By:      \s\ Craig N. Barrie
                                                    ----------------------------
                                                    Craig N. Barrie
                                                    Chairman of the Board and
                                                    President


Date:    March 4, 1999